As filed with the U.S. Securities and Exchange Commission on March 9, 2011
Registration Statement No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-2242751
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

516 West 34th Street
New York, NY 10001
 (Address, including zip code, of registrant's principal executive offices)

Coach, Inc. 2010 Stock Incentive Plan
 (Full Title of Plan)

Todd Kahn, Esq.
Senior Vice President, General Counsel and Secretary
516 West 34th Street
New York, NY 10001
 (212) 594-1850
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	30,000,000 Shares	$54.36	$1,630,800,000	$189,335.88
(1)
Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plan described herein as the result of any future stock split, stock dividend or similar adjustment of Registrant’s outstanding Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low price of the Registrant's Common Stock on March 2, 2011 as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by Coach, Inc. (the “Company”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended October 2, 2010 and January 1, 2011;

(c)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 5, 2010, November 5, 2010, January 26, 2011, and February 25, 2011;

(d)
The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed on September 27, 2000, and any amendment or report filed for the purpose of updating such description, including without limitation the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on May 9, 2001, and the Company’s Amendment No. 1 to Form 8-A/A filed on February 3, 2005; and

(e)
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is, or is deemed to be, incorporated by reference, herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated in Maryland. Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

The Company's charter authorizes it and the bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who has agreed to become a director or officer or who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, employee or agent from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer, or a person who has agreed to become a director or officer, of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company with the approval of the Board of Directors, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (x) a written affirmation by the director or officer of his good faith  belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Certain of the Company’s employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans.

The Company maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Company.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit

4.1	Amended and Restated Bylaws of Coach, Inc., dated February 7, 2008, which is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 13, 2008

4.2	Articles Supplementary of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2001

4.3	Articles of Amendment of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2001

4.4	Articles of Amendment of Coach, Inc., dated May 3, 2002, which is incorporated by reference from Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2002

4.5	Articles of Amendment of Coach, Inc., dated February 1, 2005, which is incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 2, 2005

4.6
Amended and Restated Rights Agreement, dated as of May 3, 2001, between Coach, Inc. and Mellon Investor Services LLC, which is incorporated by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005

4.7	Specimen Certificate for Common Stock of Coach, which is incorporated herein by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-39502)

5.1*	Opinion of Venable LLP regarding legality of securities being registered

23.1*	Consent of Venable LLP (included as part of Exhibit 5.1 hereto)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on signature page).

99.1
Coach, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 24, 2010).

_______________________
*     Filed herewith.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 9, 2011.

COACH, INC.

By:	/s/ Lew Frankfort
Name: Lew Frankfort
Title: Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lew Frankfort and Jerry Stritzke and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:

Name	Title	Date

/s/ Lew Frankfort
Lew Frankfort	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2011

/s/ Michael F. Devine, III
Michael F. Devine, III	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2011

/s/ Susan Kropf
Susan Kropf	Director	March 9, 2011

/s/ Gary Loveman
Gary Loveman	Director	March 9, 2011

/s/ Ivan Menezes
Ivan Menezes	Director	March 9, 2011

/s/ Irene Miller
Irene Miller	Director	March 9, 2011

/s/ Michael Murphy
Michael Murphy	Director	March 9, 2011

/s/ Jide Zeitlin
Jide Zeitlin	Director	March 9, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amended and Restated Bylaws of Coach, Inc., dated February 7, 2008, which is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 13, 2008

4.2	Articles Supplementary of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2001

4.3	Articles of Amendment of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2001

4.4	Articles of Amendment of Coach, Inc., dated May 3, 2002, which is incorporated by reference from Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2002

4.5	Articles of Amendment of Coach, Inc., dated February 1, 2005, which is incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 2, 2005

4.6
Amended and Restated Rights Agreement, dated as of May 3, 2001, between Coach, Inc. and Mellon Investor Services LLC, which is incorporated by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005

4.7	Specimen Certificate for Common Stock of Coach, which is incorporated herein by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-39502)

5.1*	Opinion of Venable LLP regarding legality of securities being registered

23.1*	Consent of Venable LLP (included as part of Exhibit 5 hereto)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on signature page).

99.1
Coach, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 24, 2010).

_______________________
*     Filed herewith.